Exhibit 22.2

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class	CLASS A

Holder Account Number

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This Form of Proxy is solicited by and on behalf of Management of Magna International Inc. (the “Corporation”)

Notes to Proxy:

1.

Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this Proxy with signing capacity stated.

3.	This Proxy should be signed in the exact manner as the shareholder’s name appears on the Proxy.

4.	If this Proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the shareholder.

5.

The securities represented by this Proxy will be voted or withheld from voting as directed by the shareholder, however, if such a direction is not made in respect of any matter, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration in Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see reverse).

6.

The securities represented by this Proxy will be voted or withheld from voting, in accordance with the instructions of the shareholder, on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.

This Proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or matters that may properly come before the Meeting or any adjournments or postponements thereof.

8.	Please refer to the accompanying Management Information Circular/Proxy Statement for further information regarding completion of this Proxy and other information pertaining to the Meeting.

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Proxies submitted must be received by 10:00 a.m. (Toronto Time) on Tuesday May 8, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

1- 866- 732-VOTE (8683) Toll Free

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail, Internet or fax are the only methods by which a holder may appoint a person as proxyholder other than the Management appointees named on the reverse of this Proxy.

Instead of mailing this Proxy, you may choose one of the three other voting methods outlined below to vote this Proxy.

If you vote by Telephone or the Internet, DO NOT mail back this proxy.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

00FYYG

+	+

Appointment of Proxyholder

This Proxy is solicited by and on behalf of Management of the Corporation.
The undersigned shareholder of the Corporation hereby appoints Frank Stronach, or failing him
Donald J. Walker, or failing him Siegfried Wolf, or instead of any of them the undersigned wishes to appoint  (insert name in box to the right), as the proxyholder of the undersigned,

with full power of substitution to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before the Annual and Special Meeting of the Shareholders of the Corporation to be held at Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada on Thursday May 10, 2007 at 10:00 a.m. (Toronto time), and any and all adjournments or postponements thereof.

1. Election of Directors The nominees proposed by Management are:

01. Michael D. Harris; 02. Louis E. Lataif; 03. Klaus Mangold; 04. Donald Resnick; 05. Frank Stronach;

06. Franz Vranitzky; 07. Donald J. Walker; 08. Siegfried Wolf; 09. Lawrence D. Worrall.

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Vote FOR all nominees listed above.

Vote FOR all nominees listed above other than:	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:

2. Appointment of Auditors

Re-appointment of Ernst & Young LLP as the independent Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorization of the Audit Committee to fix the independent Auditor’s remuneration.

Vote For	Withhold Vote For

3. Amendment of the Corporation’s stock option plan

Approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan.	Vote For	Vote Against

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any Proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see above).

Signature(s)

Date

Financial Statements/Reports Request	Interim Financial Statements	Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.

Mark this box if you WOULD like to receive interim financial statements along with the related management’s discussion and analysis by mail. You may also register online to receive financial statements along with the related management’s discussion and analysis at www.computershare.com/mailinglist

Mark this box if you want to receive the Annual Report (including financial statements and the related management’s discussion and analysis) by mail.

If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you DO NOT want to receive interim financial statements and DO want to receive annual reports.

A R 1	MGCQ	+

00FYZH

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class	CLASS B

Holder Account Number

– -–

Fold

This Form of Proxy is solicited by and on behalf of Management of Magna International Inc. (the “Corporation”)

Notes to Proxy:

1.

Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this Proxy with signing capacity stated.

3.	This Proxy should be signed in the exact manner as the shareholder’s name appears on the Proxy.

4.	If this Proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the shareholder.

5.

The securities represented by this Proxy will be voted or withheld from voting as directed by the shareholder, however, if such a direction is not made in respect of any matter, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration in Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see reverse).

6.

The securities represented by this Proxy will be voted or withheld from voting, in accordance with the instructions of the shareholder, on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.

This Proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or matters that may properly come before the Meeting or any adjournments or postponements thereof.

8.	Please refer to the accompanying Management Information Circular/Proxy Statement for further information regarding completion of this Proxy and other information pertaining to the Meeting.

– -–

Fold

Proxies submitted must be received by 10:00 a.m. (Toronto Time) on Tuesday May 8, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

1- 866- 732- VOTE (8683) Toll Free

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail, Internet or fax are the only methods by which a holder may appoint a person as proxyholder other than the Management appointees named on the reverse of this Proxy.

Instead of mailing this Proxy, you may choose one of the three other voting methods outlined below to vote this Proxy.

If you vote by Telephone or the Internet, DO NOT mail back this proxy.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

00G4CA

+	+

Appointment of Proxyholder

This Proxy is solicited by and on behalf of Management of the Corporation.
The undersigned shareholder of the Corporation hereby appoints Frank Stronach, or failing him
Donald J. Walker, or failing him Siegfried Wolf, or instead of any of them the undersigned wishes to appoint (insert name in box to the right), as the proxyholder of the undersigned, with full power of substitution to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before the Annual and Special Meeting of the Shareholders of the Corporation to be held at Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada on Thursday May 10, 2007 at 10:00 a.m. (Toronto time), and any and all adjournments or postponements thereof.

1. Election of Directors The nominees proposed by Management are:

01. Michael D. Harris; 02. Louis E. Lataif; 03. Klaus Mangold; 04. Donald Resnick; 05. Frank Stronach;

06. Franz Vranitzky; 07. Donald J. Walker; 08. Siegfried Wolf; 09. Lawrence D. Worrall.

– -–

Fold

Vote FOR all nominees listed above.

Vote FOR all nominees listed above other than:	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:

2. Appointment of Auditors

Re-appointment of Ernst & Young LLP as the independent Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorization of the Audit Committee to fix the independent Auditor’s remuneration.

Vote For	Withhold Vote For

3. Amendment of the Corporation’s stock option plan

Approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan.	Vote For	Vote Against

– -–

Fold

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any Proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see above).

Signature(s)

Date

Financial Statements/Reports Request	Interim Financial Statements	Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.

Mark this box if you WOULD like to receive interim financial statements along with the related management’s discussion and analysis by mail. You may also register online to receive financial statements along with the related management’s discussion and analysis at www.computershare.com/mailinglist

Mark this box if you want to receive the Annual Report (including financial statements and the related management’s discussion and analysis) by mail.

If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you DO NOT want to receive interim financial statements and DO want to receive annual reports.

A R 1	MGCQ	+

00G4DA